EXHIBIT 16.1

March 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    BlackRock, Inc. (Commission File Number 1-15305)

We have read Item 14 of BlackRock, Inc.’s Form 10-K for the year ended December 31, 2001, and are in agreement with the statements contained therein.

Yo	urs very truly,

/S/	ERNST & YOUNG LLP